SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.01. REGULATION FD DISCLOSURE

Charter Communications, Inc. (the "Company") has chosen not to make the first quarter 2005 dividend payments on its preferred stock. As a result, the rate of dividend accrual on the preferred shares increases from 5.75% per year to 7.75% per year. The decision not to pay preferred dividends was made because the Company was unable to conclude with certainty that it had an adequate surplus available for the issuance of such dividends as required under Delaware law. This does not impact compliance by the Company or its subsidiaries with covenants under its or their respective credit facilities or indentures. Further, this determination regarding surplus is not a reflection of and does not impact the Company's overall liquidity position and will not adversely affect its ability to make payments on its other obligations or otherwise impact its normal business operations. We cannot predict what impact, if any, this will have on Charter's ability to raise additional financing in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: March 31, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)